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                                                                      EXHIBIT 16
                                                                      ----------

                               REPAYMENT GUARANTY

THIS REPAYMENT GUARANTY ("Guaranty") is made as of June 10, 2004, by The Price Group LLC, a California limited liability company ("Guarantor") in favor of Wells Fargo Bank, National Association ("Lender").

                                R E C I T A L S

A. Pursuant to the terms of a loan agreement between The 520 Group, LLC, a California limited liability company ("Borrower") and Lender dated as of June 10, 2004 ("Loan Agreement"), Lender has agreed to loan to Borrower the principal sum of Fifty Million and 00/100ths Dollars ($50,000,000.00) ("Loan") for purposes specified in the Loan Agreement.

B. The Loan Agreement provides that the Loan shall be evidenced by a promissory note ("Note") made by Borrower payable to the order of Lender in the principal amount of the Loan and shall be secured by a Securities Pledge and Security Agreement dated concurrently herewith. The term "Loan Documents" for purposes hereof shall mean the Loan Agreement, the Note and those other documents described in the Loan Agreement as Loan Documents.

THEREFORE, to induce Lender to enter into the Loan Agreement and to make the Loan, and in consideration thereof, Guarantor unconditionally guarantees and agrees as follows:

1. GUARANTY. Guarantor hereby guarantees and promises to pay to Lender or order, on demand, in lawful money of the United States, in immediately available funds, the principal sum of Fifty Million and 00/100ths Dollars ($50,000,000.00) or so much thereof as may be due and owing under the Note or any of the other Loan Documents together with interest and any other sums payable under the Note or any of the other Loan Documents.

2. NET CASH LIQUIDITY. Net Cash Liquidity for Guarantor, together with Borrower and each other "Guarantor" of the Loan, in the aggregate, shall not at any time be less than Fifteen Million Dollars ($15,000,000.00).

3. PLRE STOCK; REGISTRATION RIGHTS. With exception of the PLRE Stock pledged in connection with the Existing Indebtedness, Guarantor shall not, without the prior written consent of Lender, pledge or encumber any PLRE Stock owned by Guarantor, from time to time, to or for the benefit of any Person other than Lender.

4. REMEDIES. If Guarantor fails to promptly perform its obligations under this Guaranty, Lender may from time to time, and without first requiring performance by Borrower or exhausting any or all security for the Loan, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Lender as a direct or indirect consequence of the failure of Guarantor to perform its obligations hereunder, together with interest thereon at the rate of interest applicable to the principal balance of the Note.

5. RIGHTS OF LENDER. Guarantor authorizes Lender, without giving notice to Guarantor or obtaining Guarantor's consent and without affecting the liability of Guarantor, from time to time to: (a) renew or extend all or any portion of Borrower's obligations under the Note or any of the other Loan Documents; (b) declare all sums owing to Lender under the Note and the other Loan Documents due and payable upon the occurrence of a Default as defined in the Loan Agreement under the Loan Documents; (c) make non-material changes in the dates specified for payments of any sums payable in periodic installments under the Note or any of the other Loan Documents; (d) otherwise modify the terms of any of the Loan Documents, except for (i) increases in the principal amount of the Note or changes in the

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     manner by which interest rates, fees or charges are calculated under the
     Note and the other Loan Documents (Guarantor acknowledges that if the Note or other Loan Documents so provide, said interest rates, fees and charges may vary from time to time) or (ii) advancement of the Maturity Date of the Note where no Default has occurred under the Loan Documents; (e) take and hold security for the performance of Borrower's obligations under the Note or the other Loan Documents and exchange, enforce, waive and release any such security; (f) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; (g) release, substitute or add any one or more endorsers of the Note or guarantors of Borrower's obligations under the Note or the other Loan Documents; (h) apply payments received by Lender from Borrower to any obligations of Borrower to Lender, in such order as Lender shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (i) assign this Guaranty in whole or in part; and (j) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty.

6. GUARANTOR'S WAIVERS. Guarantor waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Note or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor; (d) any defense of Guarantor based upon Lender's election of any remedy against Guarantor or Borrower or both; (e) any defense based upon Lender's failure to disclose to Guarantor any information concerning Borrower's financial condition or any other circumstances bearing on Borrower's ability to pay all sums payable under the Note or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Lender's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Lender may have against Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Lender; (j) presentment, demand, protest and notice of any kind; and (k) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof. Guarantor agrees that the payment of all sums payable under the Note or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor's liability hereunder. Without limiting the generality of the foregoing or any other provision hereof, Guarantor expressly waives any and all benefits which might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850,
     2899 and 3433, or any of such sections.

7. GUARANTOR'S WARRANTIES. Guarantor warrants and acknowledges that: (a) Lender would not make the Loan but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty and this Guaranty shall be in full force and effect and binding on Guarantor regardless of whether Lender obtains other collateral or any guaranties from others or takes any other action contemplated by Guarantor; (c) Guarantor has established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower's financial condition, and the status of Borrower's performance of obligations imposed by the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder and Lender has made no representation to Guarantor as to any such matters; (d) the most recent financial statements of Guarantor previously delivered to Lender are true and correct in all respects, have been prepared in

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     accordance with generally accepted accounting principles consistently applied (or other principles acceptable to Lender) and fairly present the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; (e) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor's assets, or any interest therein, other than in the ordinary course of Guarantor's business; (f) Guarantor is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to guaranty as contemplated by the Loan Documents; (g) Guarantor is authorized to execute, deliver and perform its obligations under the Loan Documents and Other Related Documents, and such obligations shall be valid and binding obligations of Guarantor; (h) Guarantor has delivered to Lender all formation and organizational documents of Guarantor, and of all Guarantors, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Guarantor shall immediately provide Lender with copies of any amendments or modifications of the aforementioned formation or organizational documents; (i) Guarantor's execution, delivery, and performance under the Loan Documents and Other Related Documents do not:
     (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower is bound or regulated; or (c) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity; (j) except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Guarantor's knowledge threatened, against Guarantor; (k) all financial statements and information heretofore and hereafter delivered to Lender by Guarantor, or any Guarantor, including, without limitation, information relating to the financial condition of Guarantor, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Guarantor acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports; (l) there has been no material adverse change in the financial condition of Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Guarantor has not entered into any material transaction which is not disclosed in such financial statements; and (m) all reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.

8. SUBORDINATION. Guarantor subordinates all present and future indebtedness owing by Borrower to Guarantor to the obligations at any time owing by Borrower to Lender under the Note and the other Loan Documents. Guarantor assigns all such indebtedness to Lender as security for this Guaranty, the Note and the other Loan Documents. Guarantor agrees to make no claim for such indebtedness until all obligations of Borrower under the Note and the other Loan Documents have been fully discharged. Guarantor further agrees not to assign all or any part of such indebtedness unless Lender is given prior notice and such assignment is expressly made subject to the terms of this Guaranty. If Lender so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Lender, (b) all security for such indebtedness shall be duly assigned and delivered to Lender, (c) such indebtedness shall be enforced, collected and held by Guarantor as trustee for Lender and shall be paid over to Lender on account of the Loan but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (d) Guarantor shall execute, file and record such documents and instruments and take such other action as Lender deems necessary or appropriate to perfect, preserve and enforce Lender's rights in and to such indebtedness and any security therefor. If Guarantor fails to take any such action, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked.

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9.   BANKRUPTCY OF BORROWER. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor's rights to any such payments or distributions; provided, however, Guarantor's obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents.

10. LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Guarantor agrees that Lender may elect, at any time, to sell, assign, or grant participations in all or any portion of its rights and obligations under the Loan Documents and this Guaranty, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender's sole discretion. Guarantor further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) any party connected with the Loan (including, without limitation, the Guarantor, the Borrower, any partner of Borrower, any constituent partner of Borrower, any other guarantor and any non-borrower trustor); and/or (b) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Guarantor further agrees that the Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser, assignee, or participant, and upon written request by Lender, Guarantor shall consent to such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment, or participation.

     Anything in this Guaranty to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Guaranty, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such lender from its obligations thereunder.

11. ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 hereof arising or created after any attempted revocation hereof or after the death of Guarantor (if Guarantor is a natural person, in which event this Guaranty shall be binding upon Guarantor's estate and Guarantor's legal representatives and heirs).

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     The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrower under the Note and the other Loan Documents. Lender may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action. Except as otherwise provided in this Guaranty, this Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

12. ATTORNEYS' FEES; ENFORCEMENT. If, following a Potential Default, any attorney is engaged by Lender to enforce or defend any provision of this Guaranty, or any of the other Loan Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, Guarantor shall pay to Lender, immediately upon demand all attorneys' fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

13. RULES OF CONSTRUCTION. The word "Borrower" as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents. The term "person" as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term "Guarantor" shall include all such persons. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

14. CREDIT REPORTS. Each legal entity and individual obligated on this Guaranty hereby authorizes Lender to order and obtain, from a credit reporting agency of Lender's choice, a third party credit report on such legal entity and individual.

15. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California, except to the extent preempted by federal laws. Guarantor and all persons and entities in any manner obligated to Lender under this Guaranty consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

16. MISCELLANEOUS. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, nominees, successors and assigns of Guarantor and Lender. The liability of all persons and entities who are in any manner obligated hereunder shall be joint and several. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.

17. ADDITIONAL PROVISIONS. Such additional terms, covenants and conditions as may be set forth on any exhibit executed by Guarantor and attached hereto which recites that it is an exhibit to this Guaranty are incorporated herein by this reference.

18. ENFORCEABILITY. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Lender's consideration for entering into this transaction, Lender has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek

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     and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand:
     (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

19. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS GUARANTY, AND BY ITS ACCEPTANCE HEREOF, LENDER, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY AND LENDER HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS GUARANTY AND LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date appearing on the first page of this Guaranty.


                      "GUARANTOR"

The Price Group LLC, a California limited liability company

By:________________________________________
   Name and Title

By:________________________________________
   Name and Title




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